UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 7, 2013

CTI Group (Holdings) Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-10560	51-0308583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 N. Alabama Street, Suite 240, Indianapolis, Indiana		46204
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 317-262-4666

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 8, 2013, CTI Group (Holdings) Inc. (the “Company”) issued a press release announcing that its Board of Directors has formed a special committee (the “Special Committee”) to, among other things, evaluate and determine the Company’s response to the proposal made on March 7, 2013, by Fairford Holdings Limited, Michael Reinarts and John Birbeck, to purchase all of the outstanding shares of stock of the Company for a cash purchase price of $0.29 per share. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Fairford Holdings Limited is an indirect wholly owned subsidiary of Salah H. Osseiran, a member of the Company’s Board of Directors, Mr. Reinarts is the Company’s Chairman of the Board, and Mr. Birbeck is the Company’s Chief Executive Officer and is a member of the Company’s Board of Directors.

The Board of Directors cautions the Company’s stockholders and others considering trading in its securities that the Board of Directors has only recently received the proposal and no decisions have been made by the Board of Directors or the Special Committee with respect to the proposal. There can be no assurance that any definitive offer will be made or accepted, that any agreement will be executed or that any transaction will be consummated.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release announcing the formation of a Special Committee, dated March 8, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI GROUP (HOLDINGS) INC.

By:	/s/ Manfred Hanuschek
	Name:	Manfred Hanuschek
	Title:	Chief Financial Officer

Date: March 8, 2013

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release announcing the formation of a Special Committee, dated March 8, 2013.